Exhibit 1.4

Ontario Corporation Number Numéro de la société en Ontario 1892251

ARTICLES OF CONTINUANCE
Form 6	STATUTS DE MAINTIEN
Business
Corporations	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Act		Dénomination sociale de la société: (Écrire en LETTRES MAJUSCULES SEULEMENT):
Formule 6		STEM CELL THERAPEUTICS CORP
Loi sur les
sociétés par
actions

	2.	The corporation is to be continued under the name (if different from 1):
Nouvelle dénomination sociale de la société (si elle différente de celle inscrite ci-dessus):
N / A

	3.	Name of jurisdiction the corporation is leaving : I Nom du territoire (province ou territoire, État ou pays) que quitte la société:

Alberta
Name of jurisdiction / Nom du territoire

	4.	Date of incorporation/amalgamation : / Date de la constitution ou de la fusion:

2004-03-31
Year, Month, Année / année, mois, jour

	5.	The address of the registered office is:/ Adresse du siège social en:

96 Skyway Avenue,
Street & Number or R.R. Number & if Multi-Office Building give Room No.
Rue et numéro ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau

Toronto ONTARIO M9W 4Y9
Name of Municipality or Post Office / Nom de la municipalité ou du bureau de poste Postal Code/Code postal

6.	Number of directors is/are:	Fixed number	OR minimum and maximum	3	10
Nombre d’administrateurs:	Nombre fixe	OU minimum et maximum

7.	The director(s) is/are:/ Administrateur(s)	Address for service, giving Street & No. or R.R. No.,	Resident Canadian
First name, middle names and surname	Municipality, Province, Country and Postal Code	State ‘Yes’ or ‘No’
Prénom, autres prénoms et nom de	Domicile élu, y compris la rue et le numéro ou le numéro de la	Résident canadien
famille	R.R., le nom de la municipalité, la province, le pays et le code	Oui/Non
postal

Dr. David Allan	96 Skyway Avenue, Toronto, Ontario M9W 4Y9	Yes
Dr. James DeMesa	807 S Packwood Ave., Tampa, Florida, 33606	No
Dr. Henry Friesen	96 Skyway Avenue, Toronto, Ontario M9W 4Y9	Yes
Dr. R. Dean Peterson	96 Skyway Avenue, Toronto, Ontario M9W 4Y9	Yes
Dr. Niclas Stiernholm	96 Skyway Avenue, Toronto, Ontario M9W 4Y9	Yes
Dr. Calvin Stiller	96 Skyway Avenue, Toronto, Ontario M9W 4Y9	Yes

8.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s’il y a lieu, imposées aux activités commerciales ou aux pourvoirs de la société.
none

2A

ANNEX / ANNEXE
7.	The director(s) of the corporation are:	Administrateur(s)

	First name, initials and surname	Address for service, giving Street & No. or R.R. No.,	Resident
	Prénom, initiales et nom de famille	Municipality and Postal Code.	Canadian
		Domicile élu, y compris la rue et le numéro, le numéro de la	State
		R.R., ou le nom de la municipalité et le code postal	Yes or No
Résident
canadien
Oui/Non

	Dr. Michael Moore	The Gate House, 105 Palace Road, East Molesey, Surrey,	No
United Kingdom, KT8 9DU

9.	The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre:

an unlimited number of Common shares; an unlimited number of Class B shares; and an unlimited number of First Preferred shares.

10.	Rights, privileges: restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série:

1. The rights, privileges, restrictions and conditions attaching to the Common shares are as follows:

(a) Voting Rights: The holders of the Common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings.

(b) Payment of Dividends: The holders of the Common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the Common shares, the board of directors may in its sole discretion declare dividends on the Common shares to the exclusion of any other class of shares of the Corporation.

(c) Participation upon Liquidation, Dissolution or Winding Up: in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the Common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the Common shares at the time outstanding without preference or distinction.

2. The rights, privileges, restrictions and conditions attaching to the Class B shares are as follows:

(a) Voting Rights: The holders of the Class B shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation but shall not be entitled to vote any of their Class B shares at any such meeting.

(b) Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or wilding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class B shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to the Class B shares, be entitled to participate rateably with the Common shares in any distribution of the assets of the Corporation.

(c) Conversion At Holders' Option:

(i) Each issued and fully paid Class B share may at any time be converted, at the option of the holder, into one Common share. The conversion privilege herein provided for may be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Class B shares in respect of which the holder thereof desires to exercise such right of conversion and such notice shall be signed by the person registered on the books of the Corporation as the holder of the Class B shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class B shares which the holder desires to have converted, The holder shall also pay any governmental or other tax imposed in respect of such transaction. Upon receipt of such notice the Corporation shall issue certificates representing fully paid Common shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Class B shares represented by the certificate or certificates accompanying such notice. If less than all of the Class B shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate for the Class B shares representing the shares comprised in the original certificates which are not to be converted.

(ii) Idem: All Common shares resulting from any conversion of issued and fully paid Class B shares into Common shares pursuant to clause 2(c)) hereof shall he deemed to be fully paid and non-assessable.

(iii) Idem: None of the Class B shares or the Common shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other said class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

3. The rights, privileges, restrictions and conditions attaching to the First Preferred Shares are as follows:

(a) Series: The First Preferred Shares may at any time and from time to time be issued in one or more series. Subject to the provisions of clauses 3(b) and (c), the board of directors of the Corporation may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of First Preferred Shares.

(b) Idem: The First Preferred Shares shall be entitled to priority over the Common Shares and Class B Shares and all other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

(c) Idem: The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

11.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows :
L’émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes:

none

12.	Other provisions, (if any):
Autres dispositions s’il y a lieu:

none

13.	The corporation has complied with subsection 180(3) of the Business Corporations Act. La société s’est conformée au paragraphe 180(3) de la Loi sur les sociétés par actions.

14.

The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

Le maintien de la société en vertu des lois de la province de l’Ontario a été dûment autorisé en vertu des lois de l’autorité législative sous le régime de laquelle la société a été constituée ou fusionnée ou antérieurement maintenue le

2013-10-17
Year, Month, Day
année, mois, jour

15.	The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated thereunder.
Le maintien de la société en vertu de la Loi sur les sociétés par actions a le même effet que si la société avait été constituée en vertu de cette loi.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

STEM CELL THERAPEUTICS CORP.
Name of Corporation / Dénomination sociale de la société

By/Par

(signed) « James Parsons »
Signature / Signature

James Parsons
Print name of signatory / Nom du signataire en lettres moulées

Chief Financial Officer
Description of Office / Fonction

These articles must be signed by a director or officer of the corporation (e.g. president, secretary)
Ces statuts doivent être signés par un administrateur ou un dirigeant de la société (p. ex. : président, secrétaire).